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ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT ("Agreement") is entered into as of the day of October, 2006 by and between NewsProNet Interactive, LLC ("NPN"), a limited liability company organized and existing under the laws of the State of Delaware and NPN Asset Acquisitions, Inc. ("NPNAA"), a corporation organized and existing under the laws of the State of Florida.

WHEREAS, NPN became indebted to National Broadcasting Corporation, a Delaware corporation and/or its affiliate, NBC-NPN Holding, Inc, ("NBC") in the aggregate principal sum of approximately Two-Million Three Hundred Sixty-Five Thousand Dollars ($2,365,000) ("Debt"), which indebtedness is secured by that certain Security Agreement and related documents entered into by NPN and NBC dated September 18, 2000 and thereafter (the "Security Instruments"); and

WHEREAS, the Security Instruments granted a first-priority security interest in all of the assets of NPN, which assets include those listed on Schedule A attached hereto and incorporated herein; and

WHEREAS, NBC has validly assigned all of its interest in the Debt and the Security Instruments to NPNAA; and

WHEREAS, NPN is in default of the Debt and all applicable cure periods have expired, and

WHEREAS, the Security Instruments grant the creditor (formerly NBC, now NPNAA) extensive powers in the event of default, including a power of attorney coupled with an interest, and also including the power to take possession of the debtor's assets to satisfy the Debt; and

WHEREAS, NPNAA has agreed, in lieu of immediate foreclosure upon all of the Debt, to accept certain specific assets and apply the fair market value of these assets against the existing balance of the Debt, and NPN has agreed to sell, transfer and assign these assets to NPNAA in accordance with the terms set forth below;

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt of which each party hereby acknowledges, the parties hereby agree as follows:

1. SALE, ASSIGNMENT AND TRANSFER OF RIGHTS

1.1        Assignment. Subject to the terms hereof, NPN hereby sells, transfers, and assigns all of its right, title and interest in and to the assets set forth on Schedule A attached hereto (collectively, the "Assets") to NPNAA. NPN shall reasonably cooperate with NPNAA in the execution and delivery of any other necessary documentation reasonably requested to evidence the sale, transfer, and assignment noted above.

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1.2        Consideration. In consideration for the assignment of the Assets, NPNAA hereby agrees that the outstanding balance of the Debt has been reduced to Eight Hundred Sixty-Five Thousand Dollars ($ 865,000), plus all interest, costs, and other fees that have accrued on the Debt or under the Security Instruments from the date of their inception through the date of this Agreement.

2. WARRANTIES

            2.1        NPN Organization and Authorization. NPN represents and warrants to NPNAA that: (a) it is duly organized, validly existing and in good standing under the laws of Delaware; and (b) it had all requisite power and authority to enter into the Debt and the Security Instruments, and each of the related ancillary agreements to which it is a party and to consummate the transactions contemplated hereby and thereby, including but not limited to this Agreement.

            2.2        Validity and Enforceability. The Debt and Security Instruments are valid, binding and fully enforceable in accordance with their terms. The Debt and Security Instruments are in default, and all applicable cure periods have expired.

            2.3        No Contravention. To the best of its knowledge, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and thereby will not violate any agreement, contract, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Debt or the Security Instruments.

            2.4        Title; Absence of Litigation or Liens. There is no action, suit or proceeding of any nature pending, or to NPN's knowledge threatened, by or against NPN with respect to or involving the Debt or the Security Instruments. NPN knows of no basis for the assertion of any liens, claims, or encumbrances against NPN other than the first-position security interest associated with the Debt and the Security Instruments, which first-position is senior in priority to any other lien, claim, or encumbrance as against NPN or any of the Assets. The Debt is not subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation that may affect its validity or enforceability.

            2.5        Complete Copies of Materials. If it has not done so on the date of this Agreement, NPN will deliver true and complete copies of each existing document that has been requested by NPNAA or its counsel in connection with this Agreement or the transactions contemplated hereby.

2.6        Validity of Customer Contracts. The NPN customer contracts listed in the schedule of Assets: (a) have not expired and are in full force and effect; and (b) will provide, in the aggregate, at least $ 73,000 in recurring monthly cash-basis revenue for the period commencing on the date of this Agreement and continuing for one (1) year thereafter. No customer has indicated any intent to cancel, adversely alter, or forego renewal of their contract, nor does NPN have knowledge of any valid reason for any customer to terminate their contract.

            2.7        Representations Complete. To the knowledge of NPN, none of the representations or warranties made by NPN contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which made, not misleading.

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2.8        NPNAA Organization and Authorization.    NPNAA represents and warrants to NPN that: (a) it is duly organized, validly existing and in good standing under the laws of Florida; and (b) it has all requisite power and authority to enter into this Agreement and each of the related ancillary agreements to which it is a party and to consummate the transactions contemplated hereby and thereby.

3. GENERAL

            3.1        Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the assignment of the Debt and to the extent that this agreement is inconsistent with any prior agreement(s) between the parties, the terms of this agreement are to control.

            3.2        Amendment.  This Agreement shall not be amended or otherwise modified except by a written agreement dated subsequent to the date of this Agreement and signed by both NPN and NPNAA.

            3.3        Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

            3.4        No Waiver.  No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.  Nothing in this Agreement shall be construed to limit NPNAA’s first-position security interest against NPN that remains against the balance of the Debt and under the Security Instruments (including all interest, costs, and fees) that has not been explicitly waived pursuant to Paragraph 1.2.  NPNAA expressly reserves all of its rights to collect all amounts still owed to it pursuant to the Debt and under the Security Instruments.

            3.5        Savings Clause.  If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.

            3.6        Further Assurances.  Each party agrees to take such further action and execute, deliver and/or file such documents or instruments as are necessary to carry out the terms and purposes of this Agreement.

            3.7        Section Headings.  The section headings used in this Agreement are intended for convenience only and shall not be deemed to supersede or modify any provisions.

                        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

NEWSPRONET INTERACTIVE, LLC.                                                    NPN ASSET ACQUISITIONS, INC.

By:  /s/ Kent J. Krizik                                                                                  By:  /s/ Michael R. Moore

Name:  Kent J. Krizik                                                                                     Name:  Michael R. Moore

Title:  VP and GM                                                                                          Title:   President